Exhibit 99.1

CHASE CORPORATION ACQUIRES CONCOAT HOLDINGS LIMITED

Bridgewater, MA,- October 17, 2005 -Chase Corporation (AMEX:CCF) of Bridgewater, Massachusetts, USA has acquired all of the capital of Concoat Holdings Limited and its subsidiaries of Camberley, Surrey, England for approximately US $9,000,000 (£5,000,000). The deal does not include the equipment portion of the Concoat business known as Concoat Systems which was spun off prior to Chase’s acquisition.

Concoat has been an agent, distributor and manufacturing licensee of Chase Corporation’s HumiSeal product line for nearly 25 years. This acquisition will strengthen the HumiSeal/Concoat conformal coatings business and serves as a foundation for Chase Corporation in Europe.

Concoat will be part of the Chase Specialty Coatings division, a leader in the manufacture and sale of Anti-Corrosion materials focused on the key markets:

•                  Electronic Coatings

•                  Gas & Oil Pipeline Coatings

•                  Architectural & Bridge Coatings

Details of the Chase Specialty Coatings group businesses are available at www.chasespecialtycoatings.com

Chase Corporation, www.chasecorp.com, was founded in 1946 and is a USA listed company (AMEX: CCF).

Information on Concoat, Ltd. can be found at www.Concoat.co.uk.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential” among others. These forward-looking statements are based on Chase Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides “safe harbor” for such forward-looking statements.

Chase Corporation is a diversified, advanced manufacturing company providing a wide-variety of high quality products and services to the specialty chemical, converting and electronic manufacturing industries. The Company’s stock is traded on the American Stock Exchange

(AMEX:CCF).

For further information contact Paula Myers – Shareholder and Investor Relations Department (508) 279-1789 Ext. 219